                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

                              EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Cox Communications, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                   (COX LOGO)

To the Stockholders of Cox Communications, Inc.

     You are invited to attend the Annual Meeting of Stockholders of Cox Communications, Inc. to be held at Corporate Headquarters, 1400 Lake Hearn Drive, NE, Atlanta, Georgia 30319, on Tuesday, May 16, 2000, at 9:00 a.m., local time.

     The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement explain the matters to be voted on at the meeting. Please read the enclosed Notice and Proxy Statement so you will be informed about the business to come before the meeting. Your vote is important, regardless of the number of shares you own. On behalf of the Board of Directors, I urge you to mark, sign and return the enclosed proxy card or take advantage of our telephone or Internet voting system as soon as possible, even if you plan to attend the Annual Meeting. You may, of course, revoke your proxy by notice in writing to the Corporate Secretary or by using the telephone or Internet voting procedures at any time before the proxy is voted.

                                    Sincerely,

                                    /s/ James O. Robbins

                                    James O. Robbins
                                    President and Chief Executive Officer

Atlanta, Georgia
March 27, 2000

                            COX COMMUNICATIONS, INC.
                          1400 LAKE HEARN DRIVE, N.E.
                             ATLANTA, GEORGIA 30319
                                 (404) 843-5000

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 16, 2000

                             ---------------------

To the Stockholders of Cox Communications, Inc.

     The Annual Meeting of the holders of Class A Common Stock, Class C Common Stock and Series A Convertible Preferred Stock of Cox Communications, Inc. will be held at Corporate Headquarters, 1400 Lake Hearn Drive, NE, Atlanta, Georgia on Tuesday, May 16, 2000, at 9:00 a.m., local time, for the following purposes:

          1. to elect a Board of Directors of six members to serve until the 2001 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

          2. to amend our Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock and Class C Common Stock;

          3. to adopt the 2000 Employee Stock Purchase Plan;

          4. to amend the Long-Term Incentive Plan;

          5. to amend and restate the Annual Incentive Plan;

          6. to ratify the appointment by the Board of Directors of Deloitte & Touche LLP, independent certified public accountants, as the independent auditors for the year ending December 31, 2000; and

          7. to transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed March 20, 2000 as the record date for the Annual Meeting with respect to this solicitation. Only holders of record of Cox's Class A Common Stock, Class C Common Stock and Series A Convertible Preferred Stock at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof as described in the Proxy Statement.

     Cox's Summary Annual Report to stockholders and Form 10-K for the year ended December 31, 1999 are enclosed.

                                          By Order of the Board of Directors,

                                          /s/ ANDREW A. MERDEK

                                          Andrew A. Merdek

                                          Corporate Secretary

Atlanta, Georgia
March 27, 2000

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE OR USE OUR TELEPHONE OR INTERNET VOTING SYSTEM AS PROMPTLY AS POSSIBLE. A PROXY MAY BE REVOKED BY A STOCKHOLDER ANY TIME PRIOR TO ITS USE AS SPECIFIED IN THE ENCLOSED PROXY STATEMENT.

                            COX COMMUNICATIONS, INC.
                           1400 LAKE HEARN DRIVE, NE
                             ATLANTA, GEORGIA 30319
                                 (404) 843-5000

                             ---------------------

                                PROXY STATEMENT

                      2000 ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

SOLICITATION OF PROXIES

     The Board of Directors of Cox Communications, Inc. ("Cox") is furnishing this Proxy Statement to solicit proxies for use at Cox's 2000 Annual Meeting of Stockholders, to be held on May 16, 2000, at 9:00 a.m., local time, at Corporate Headquarters, 1400 Lake Hearn Drive, NE, Atlanta, Georgia 30319, and at any adjournment of the meeting. Each valid proxy received in time will be voted at the meeting according to the choice specified, if any. A proxy may be revoked at any time before the proxy is voted as outlined below.

     This Proxy Statement and the enclosed proxy card are being first sent for delivery to Cox stockholders on or about March 27, 2000. Cox will pay the cost of solicitation of proxies, including the reimbursement to banks and brokers for reasonable expenses for sending proxy materials to their principals.

     The shares of Class A Common Stock, Class C Common Stock and Series A Convertible Preferred Stock represented by valid proxies we receive in time for the Annual Meeting will be voted as specified in such proxies. Valid proxies include all properly executed written proxy cards and all properly completed proxies voted by telephone or the Internet pursuant to this solicitation and not later revoked. Voting your proxy by mail, telephone or the Internet will not limit your right to vote at the Annual Meeting if you later decide to attend in person. Executed but unvoted proxies will be voted:

          (1) FOR the election of the Board of Directors' nominees for directors;

          (2) FOR the amendment of the Certificate of Incorporation to increase the authorized number of shares;

          (3) FOR the adoption of the 2000 Employee Stock Purchase Plan;

          (4) FOR the amendment to the Long-Term Incentive Plan;


          (5) FOR the amendment and restatement of the Annual Incentive Plan;
              and



          (6) FOR the ratification of the appointment of Deloitte & Touche LLP, independent certified public accountants, as Cox's independent auditors for the year ending December 31, 2000.


     If any other matters properly come before the Annual Meeting, the persons named on the proxies will, unless the stockholder otherwise specifies in the proxy, vote upon such matters in accordance with their best judgment.

VOTING SECURITIES

     Cox has three classes of outstanding voting securities:

     - Class A Common Stock, $1.00 par value per share;

     - Class C Common Stock, $1.00 par value per share; and


     - Series A Convertible Preferred Stock, $1.00 par value per share.

     As of February 29, 2000, there were outstanding:


     - 577,251,034 shares of Class A Common Stock;


     - 27,597,792 shares of Class C Common Stock; and

     - 4,836,372 shares of Series A Convertible Preferred Stock.

     Only holders of record of shares of Class A Common Stock, Class C Common Stock or Series A Convertible Preferred Stock at the close of business on March 20, 2000, which the Board of Directors has fixed as the record date, are entitled to vote at the Annual Meeting.


     The Class A Common Stock, Class C Common Stock and Series A Convertible Preferred Stock will vote together as a single class, with each share of Class A Common Stock and Series A Convertible Preferred Stock being entitled to one vote and each share of Class C Common Stock being entitled to ten votes. The presence in person or by proxy of holders of a majority of the issued and outstanding shares of Class A Common Stock, Class C Common Stock and Series A Convertible Preferred Stock entitled to vote at the Annual Meeting will constitute a quorum. The affirmative vote of a majority of the voting power of the Class A Common Stock, Class C Common Stock and Series A Convertible Preferred Stock, voting together as a single class, present at the Annual Meeting in person or by proxy and entitled to vote, is required for the election of directors, approval of the amendments to the Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock and Class C Common Stock, approval of the adoption of the 2000 Employee Stock Purchase Plan, approval of the amendment to the Long-Term Incentive Plan to increase allocated shares, approval of the amendment and restatement of the Annual Incentive Plan and the ratification of appointment of our independent auditors. Additionally, the proposed increase in the number of authorized shares of Class A Common Stock and Class C Common Stock requires the affirmative vote of a majority of the outstanding shares of that class entitled to vote.


     In determining whether a proposal is approved, we will count shares that the stockholder does not vote "for" as a vote "against" the proposal. Thus, an abstention would have the effect of a vote against the applicable proposal. On the other hand, broker non-votes are not considered shares entitled to vote on the applicable proposal and are not included in determining whether such proposal is approved. A broker non-vote occurs when the nominee of a beneficial owner with the power to vote on at least one matter does not vote on another matter because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner with respect to such matter. Accordingly, broker non-votes have no effect on the outcome of a vote on the applicable proposal.

VOTING BY PROXY

     If a stockholder is a corporation or partnership, the accompanying proxy card must be signed in the full corporate or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer's full title must be given and a certificate or other evidence of appointment must be furnished. If shares are owned jointly, each joint owner must sign the proxy card.

     Instructions for a stockholder of record to vote by telephone or the Internet are set forth on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedures, which comply with Delaware law, allow shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.

     Any proxy duly given pursuant to this solicitation may be revoked by the stockholder, at any time prior to the voting of the proxy, by written notice to the Secretary of Cox, by a later dated proxy either signed and returned by mail or effected by using the telephone or Internet voting procedures, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.


     As of February 29, 2000, Cox Enterprises, Inc., a Delaware corporation, through wholly owned subsidiaries, held approximately 76.4% of the combined voting power of the Class A Common Stock, Class C

Common Stock and Series A Convertible Preferred Stock. In addition to controlling the combined voting power, Cox Enterprises controls the voting power of the individual classes of common stock through its ownership of 65.7% of the Class A Common Stock and 100% of the Class C Common Stock. Accordingly, Cox Enterprises will have sufficient voting power to elect all members of the Board of Directors, to approve the amendments to the Certificate of Incorporation, to approve the adoption of the 2000 Employee Stock Purchase Plan, to approve the amendments to the Long-Term Incentive Plan, to approve the amendment and restatement of the Annual Incentive Plan, to ratify the appointment of independent auditors and to control substantially all other actions that may come before the Annual Meeting.


                             ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

     At the meeting, six directors are to be elected to hold office until the 2001 Annual Meeting of Stockholders or until their respective successors have been elected and qualified. Robert F. Erburu, currently serving as one of Cox's independent directors, has indicated that he will retire from the Board of Directors when his current term expires on May 16, 2000. The Board of Directors is seeking an appropriate individual to replace Mr. Erburu as an independent director, and will appoint him or her to fill the vacancy created by Mr. Erburu's retirement as soon as practicable. All six of the nominees currently are directors.

     The six directors nominated for re-election at the 2000 Annual Meeting of Stockholders are: James C. Kennedy; Janet Morrison Clarke; David E. Easterly; Robert C. O'Leary; James O. Robbins; and Andrew J. Young. The persons named as proxies intend (unless authority is withheld) to vote for the election of all of the nominees as directors.

     The Board of Directors knows of no reason why any nominee for director would be unable to serve as director. If at the time of the Annual Meeting any of the nominees are unable or unwilling to serve as a director of Cox, the persons named in the proxy intend to vote for such substitutes as may be nominated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

     The following information regarding the nominees, their occupations, employment history and directorships in certain companies is as reported by the respective nominees.

     James C. Kennedy, 52, has served as Chairman of the Board of Directors and Chief Executive Officer of Cox Enterprises since January 1988, and prior to that time was Cox Enterprises' President and Chief Operating Officer. Mr. Kennedy was elected the Chairman of the Board of Directors of Cox in May 1994. Mr. Kennedy joined Cox Enterprises in 1972, and initially worked with Cox Enterprises' Atlanta Newspapers. Mr. Kennedy is a director of Cox Radio, Inc., a majority owned subsidiary of Cox Enterprises; Flagler Systems, Inc.; and an advisory director of Chase Bank of Texas, N.A. Mr. Kennedy holds a B.A. from the University of Denver.

     Janet Morrison Clarke, 47, has served as a director of Cox since March 1995. Ms. Clarke is Executive Vice President, Global Database Marketing of Young & Rubicam, Inc. and Chairman, KnowledgeBase Marketing, Inc., a subsidiary of Young & Rubicam. Previously, she served as the Managing Director -- Global Database Marketing of Citibank. Prior to joining Citibank in June, 1997, Ms. Clarke was Senior Vice President of Information Technology Sector of R.R. Donnelley & Sons Company, which she joined in 1978 as a Sales Representative. She also served as Manager, National Accounts; Vice President and Director of the OEM Sales Division; and Senior Vice President of Manufacturing for R.R. Donnelley and Director of 77 Capital, R.R. Donnelley's venture capital fund. Ms. Clarke is a Charter Trustee of Princeton University. Ms. Clarke earned a bachelor's degree from Princeton University and completed the Advanced Management Program at the Harvard Business School.

     David E. Easterly, 57, has served as a director of Cox since May 1994. Mr. Easterly has served as President and Chief Operating Officer of Cox Enterprises since October 1994 and was President of Cox

Newspapers, Inc., a subsidiary of Cox Enterprises, from May 1986 through October 1994. Mr. Easterly joined Cox Enterprises in 1970 at the Dayton Daily News, transferring to Atlanta in 1981 as Vice President of Operations for Cox Newspapers. He was named Publisher of The Atlanta Journal/Constitution in April 1984. Mr. Easterly is a member of the Board of Directors of the Associated Press, Mutual Insurance Company, Ltd. and MP3.com, Inc. Mr. Easterly also serves as a director of Cox Enterprises and Cox Radio. Mr. Easterly holds a B.A. from Austin College.


     Robert C. O'Leary, 61, has served as a director of Cox since May 1999. Mr. O'Leary has served as Executive Vice President and Chief Financial Officer of Cox Enterprises since December 1999. He joined Cox in 1982 as Vice President of Finance and later that year was promoted to Senior Vice President of Finance. He was promoted to Senior Vice President of Finance and Administration in 1986, and to Senior Vice President of Operations, Western Group, in 1989. In August 1996, he became Senior Vice President and Chief Financial Officer of Cox Enterprises. Prior to joining Cox, Mr. O'Leary was employed by the General Electric Company. Mr. O'Leary is a member of the Board of Directors of Cox Enterprises and the Georgia Chapter of the National Multiple Sclerosis Society. Mr. O'Leary holds a B.A. and an M.B.A. from Boston College.

     James O. Robbins, 57, has served as a director of Cox since May 1994. Mr. Robbins has served as President of Cox since September 1985, and as President and Chief Executive Officer since May 1994. Mr. Robbins joined Cox in September 1983 and has served as Vice President, Cox Cable New York City and as Senior Vice President, Operations of Cox. Prior to joining Cox, he held management and executive positions with Viacom Communications, Inc. and Continental Cablevision. Mr. Robbins is Chairman of the National Cable Television Association. Mr. Robbins holds a B.A. from the University of Pennsylvania and an M.B.A. from Harvard Business School. Mr. Robbins serves as a director of NCR Corporation.

     Andrew J. Young, 67, has served as a director since March 1995. Mr. Young has served as Chairman of GoodWorks International L.L.C. since 1998, was Co-Chairman from January, 1997 until 1998. He was Vice Chairman of Law Companies Group, Inc., an engineering and environmental consulting company, from February 1993 to January 1997, and was Chairman of one of its subsidiaries, Law International, Inc., from 1989 to February 1993. From 1981 to 1989, Mr. Young was Mayor of Atlanta, Georgia, and prior to that he served as U.S. Ambassador to the United Nations under President Jimmy Carter and as a member of the U.S. House of Representatives. Mr. Young was Co-Chairman of the Atlanta Committee for the Olympic Games for the 1996 Summer Olympics. Mr. Young is a member of the Boards of Directors of Archer-Daniels-Midland Company, Delta Airlines and Thomas Nelson Publishing Company. Mr. Young holds degrees from Howard University and Hartford Theological Seminary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table provides information, as of February 29, 2000, with respect to the shares of Class A Common Stock, Class C Common Stock and Series A Convertible Preferred Stock beneficially owned by each person known by Cox to own more than 5% of any class of the outstanding voting securities of Cox.


                                                                                                            PERCENT OF
                                   CLASS A                 CLASS C                CONVERTIBLE              VOTE OF ALL
                                   COMMON      PERCENT      COMMON     PERCENT     PREFERRED    PERCENT     CLASSES OF
NAME OF BENEFICIAL OWNER            STOCK      OF CLASS     STOCK      OF CLASS      STOCK      OF CLASS   VOTING STOCK
------------------------         -----------   --------   ----------   --------   -----------   --------   ------------
Cox Enterprises,
  Inc.(a)(b)(c)................  379,191,176     65.7%    27,597,792    100.0%             0         0%        76.4%
Greenspun Entities(d)..........   11,285,418      2.0              0        0      4,836,372     100.0          1.9
Janus Capital Corporation(e)...   29,473,084      5.1              0        0              0         0          3.4


---------------

(a) The business address for Cox Enterprises is 1400 Lake Hearn Drive, N.E., Atlanta, Georgia 30319.

(b) Of the shares of common stock of Cox that are beneficially owned by Cox Enterprises, 354,210,646 shares of Class A Common Stock and 25,696,470 shares of Class C Common Stock are held of record by Cox Holdings, Inc. The remaining 24,980,530 shares of Class A Common Stock and 1,901,322 shares of Class C Common Stock beneficially owned by Cox Enterprises are held of record by Cox DNS, Inc. All of the outstanding capital stock of Cox Holdings is beneficially owned by Cox Enterprises. All of the outstanding capital stock of Cox DNS is beneficially owned by Cox Investment Company, Inc., and all of the outstanding capital stock of Cox Investment Company is beneficially owned by Cox Enterprises. The beneficial ownership of the outstanding capital stock of Cox Enterprises is described in footnote (c) below.

(c) There are 607,634,354 shares of common stock of Cox Enterprises outstanding, with respect to which (i) Barbara Cox Anthony, as trustee of the Anne Cox Chambers Atlanta Trust, exercises beneficial ownership over 174,949,266 shares (28.8%); (ii) Anne Cox Chambers, as trustee of the Barbara Cox Anthony Atlanta Trust, exercises beneficial ownership over 174,949,266 shares (28.8%); (iii) Barbara Cox Anthony, Anne Cox Chambers and Richard L. Braunstein, as trustees of the Dayton Cox Trust A, exercise beneficial ownership over 248,237,055 shares (40.9%); and (iv) 265 individuals and other trusts exercise beneficial ownership over the remaining 9,498,767 shares (1.6%), including 43,734 shares held beneficially and of record by Garner Anthony, the husband of Barbara Cox Anthony. Barbara Cox Anthony disclaims beneficial ownership of such shares. Thus, Barbara Cox Anthony and Anne Cox Chambers, who are sisters, together exercise sole or shared beneficial ownership over 598,135,587 shares (98.4%) of the common stock of Cox Enterprises. Barbara Cox Anthony and Anne Cox Chambers are the mother and aunt, respectively, of James C. Kennedy, the Chairman of the Board of Directors and Chief Executive Officer of Cox Enterprises and a director of Cox.
(d) The Greenspun Entities include G.C. Investments and Barbara J. Greenspun, Trustee of Unified Credit Declaration of Trust dated December 6, 1988, each having 800 South Valley View, Las Vegas, NV 89017 as its business address; and G.C. Investments L.L.C., Greenspun Legacy L.P. and the Greenspun Family Foundation, each having 901 North Valley Parkway, Suite 210, Henderson, NV 89014 as its business address.
(e) The information contained in this table with respect to Janus Capital Corporation is based on a filing on Schedule 13G reporting beneficial ownership as of December 31, 1999. The business address of the reporting party is 100 Fillmore Street, Suite 300, Denver, Colorado 80206-4923.

SECURITY OWNERSHIP OF MANAGEMENT

     "Beneficial ownership" of the Class A Common Stock of Cox and the common stock of Cox Enterprises by Cox's directors, nominees and the Named Executive Officers, and by all directors, nominees and executive officers as a group at February 29, 2000 is shown in the following table. None of such persons, individually or in the aggregate, owns 1% or more of the Class A Common Stock of Cox or the outstanding capital stock of Cox Enterprises.

                                                                               NUMBER OF SHARES OF COX
                                                     NUMBER OF SHARES OF             ENTERPRISES
NAME OF BENEFICIAL OWNER                          CLASS A COMMON STOCK OWNED     COMMON STOCK OWNED
------------------------                          --------------------------   -----------------------
Margaret A. Bellville...........................            201,358(a)                       0
David E. Easterly...............................              4,000                    531,834
Robert F. Erburu................................            336,172                          0
Jimmy W. Hayes..................................            265,110(b)                  13,245
James C. Kennedy................................             68,400                          0(c)
Claus F. Kroeger................................            164,458(d)                   4,329
James O. Robbins................................          1,556,692(e)                  91,212
David M. Woodrow................................            311,190(f)                   9,324
Janet Morrison Clarke...........................              5,830                          0
Robert C. O'Leary...............................             18,176                     47,346
Andrew J. Young.................................              9,830                          0
All directors and executive officers as a group
  (18 persons, including those named above).....          3,730,811(g)                 725,130

---------------

(a) Includes 138,000 shares subject to stock options that are exercisable within 60 days.
(b) Includes 178,194 shares subject to stock options that are exercisable within 60 days.
(c) Mr. Kennedy owns of record no shares of the common stock of Cox Enterprises. Sarah K. Kennedy, Mr. Kennedy's wife and trustee of the Kennedy Trusts, exercises beneficial ownership over an aggregate of 22,140 shares of the common stock of Cox Enterprises. In addition, as described above, Barbara Cox Anthony and Anne Cox Chambers, the mother and aunt, respectively, of Mr. Kennedy, together exercise sole or shared beneficial ownership over 598,135,870 shares of the common stock of Cox Enterprises. Also, Mr. Kennedy's children are the beneficiaries of a trust, of which R. Dale Hughes is the sole trustee, that beneficially owns 16,155 shares. Mr. Kennedy disclaims beneficial ownership of all such shares.
(d) Includes 119,416 shares subject to stock options that are exercisable within 60 days.
(e) Includes 1,203,506 shares subject to stock options that are exercisable within 60 days.
(f) Includes 235,280 shares subject to stock options that are exercisable within 60 days.
(g) Includes 2,424,242 shares subject to stock options that are exercisable within 60 days.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Cox's executive officers and directors, and persons who own more than 10% of the Class A Common Stock to file reports of ownership and changes in ownership of the Class A Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on a review of copies of such reports and written representations from the reporting persons, Cox believes that from January 1999 through the date of this Proxy Statement its executive officers, directors and greater than 10% stockholders filed on a timely basis all reports due under Section 16(a).

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors had four regular meetings and one special meeting in 1999. During 1999, the Executive Committee met once, and approved actions by unanimous written consent twenty-two times. The current members of the Executive Committee are Messrs. Kennedy (Chair), Easterly, Erburu and Robbins.

     The Board of Directors also has an Audit Committee and a Compensation Committee. The Audit Committee:

     - approves the selection of the independent auditors for Cox;

     - reviews the scope and results of the annual audit;

     - approves the services to be performed by the independent auditors;

     - reviews the performance and fees of the independent auditors;

     - reviews the independence of the auditors;

     - reviews the adequacy of the system of internal accounting controls;

     - reviews the scope and results of internal auditing procedures;

     - reviews the activities of Cox's Risk Committee, a Board created committee composed of senior financial managers which oversees financial risk management; and

     - reviews related party transactions, if any.

     The Audit Committee met three times in 1999. The current members of the Audit Committee are Ms. Clarke (Chair), Mr. Erburu and Mr. Young.

THE COMPENSATION COMMITTEE:

     - adopts and oversees the administration of compensation plans for executive officers and senior management of Cox;

     - determines awards granted to executive officers under such plans;

     - approves the Chief Executive Officer's compensation; and

     - reviews the reasonableness of such compensation.

     The Compensation Committee met four times in 1999 and approved one action by unanimous written consent. The current members of the Compensation Committee are Mr. Erburu (Chair), Ms. Clarke and Mr. Young.

     During 1999, each director attended at least 75% of the total number of meetings of the Board of Directors and meetings of the committees on which such director served, except Mr. Young.

COMPENSATION OF DIRECTORS

     The directors who are not affiliates of Cox, Janet Morrison Clarke, Robert
F. Erburu and Andrew J. Young, are reimbursed for expenses and paid an annual fee of $30,000 and a meeting fee of $1,000 for every board meeting and committee meeting attended. The annual fee is paid as follows:

     - one half in shares of Class A Common Stock pursuant to the Cox Communications, Inc. Restricted Stock Plan for Non Employee Directors; plus

     - one half in cash.

     The Class A Common Stock issued under the Directors' Restricted Stock Plan is subject to certain restrictions and forfeitures prior to the expiration of the period ending five years after the date of the grant of the award or, if earlier, the date of death or disability in certain circumstances. The maximum number of shares of Class A Common Stock that may be granted pursuant to restricted stock awards under the Directors' Restricted Stock Plan is 100,000.

     The directors of Cox who are affiliates of Cox do not receive any compensation for serving on the Board of Directors.

RETIRING DIRECTOR


     Robert F. Erburu, 69, has served as a director of Cox since March 1995. He has decided not to stand for re-election to the Board of Directors. Mr. Erburu is Chairman of the Board (Retired) of Times Mirror, having served as Chairman of the Board from 1986 to December 31, 1995. From 1981 through May 1, 1995, Mr. Erburu served as Chief Executive Officer of Times Mirror. Mr. Erburu graduated from the University of Southern California with a B.A. degree in Journalism and holds a J.D. degree from Harvard Law School. He is also a director of Marsh & McLennan Companies, Inc. Mr. Erburu is Chairman of the Board of Trustees of the Huntington Library, Art Collections and Botanical Gardens and of the J. Paul Getty Trust. He is a director of the National Gallery of Art, as well as trustee of The Ahmanson Foundation, and several other charitable foundations. In addition, he is a member of the Business Council.


EXECUTIVE OFFICERS

     The executive officers of Cox who are not directors are set forth below. Executive officers of Cox are elected to serve until they resign or are removed, or are otherwise disqualified to serve, or until their successors are elected and qualified.

     Margaret A. Bellville, 46, has served as Executive Vice President, Operations since July 1999 and was Senior Vice President, Operations from January 1999 to June 1999. Ms. Bellville joined Cox as Vice President, Operations, in August 1995. Prior to joining Cox, Ms. Bellville served as Vice President of Contel Cellular from 1986 to 1993, and as Senior Vice President of Century Communications from 1993 to 1995. Ms. Bellville holds a B.A. from the State University of New York at Binghamton.

     Alex B. Best, 59, has served as Executive Vice President, Engineering since July 1999. Prior to that, he served as Senior Vice President, Engineering since January 1989. Mr. Best joined Cox as Vice President, Engineering in April 1986, following 20 years with Scientific-Atlanta's cable television business. Mr. Best is a director of The Georgia Center for Advanced Telecommunications Technology. Mr. Best holds a B.S.E.E. and an M.S.E.E. from the Georgia Institute of Technology.

     Dallas S. Clement, 34, has served as Vice President and Treasurer since January 1999. Mr. Clement joined Cox in 1990 as a Policy Analyst and was promoted to Manager of Investment Planning in January 1993, Director of Finance in August 1994, and Treasurer in December 1996. From April 1995 to December 1996, Mr. Clement served as Assistant Treasurer for Cox Enterprises and Cox. Prior to joining Cox, Mr. Clement held analyst positions with Merrill Lynch and the Program on Information Resources Policy. Mr. Clement holds an A.B. from Harvard University and an M.S. from Stanford University.

     John M. Dyer, 46, has served as Senior Vice President, Operations since September 1999 and was previously Senior Vice President, Mergers & Acquisitions and Chief Accounting Officer. Prior to that he served as Vice President of Accounting and Financial Planning since April 1997. Mr. Dyer joined Cox Enterprises in 1977 as an internal auditor and moved to the former Cox Cable Communications, Inc. in 1980 as a financial analyst, later serving as Manager of Capital Asset Planning, and Director of Operations before being recruited by Times Mirror Cable as a Regional Vice President of Operations, later serving as Vice President of Operations. Mr. Dyer rejoined Cox as Vice President of Financial Planning and Analysis when Cox acquired Times Mirror in 1995. Mr. Dyer holds a B.B.A. in accounting from West Georgia College and an M.B.A. from Georgia State University.

     Patrick J. Esser, 42, has served as Senior Vice President, Operations since January 2000. Prior to that, he served as Vice President, Operations since May 1999. Previously, he served as Vice President, Advertising Sales from 1991 to 1999. Mr. Esser joined Cox in 1979 as Director of Programming for Cox's Hampton Roads, Virginia, cable system and in 1981 was part of a management team that launched Cox's local advertising sales division, CableRep. Mr. Esser serves as a director of National Cable Communications and serves on the Compaq Computer Corporation's Communications Industry Board of Advisers. A graduate of the University of Northern Iowa, Mr. Esser holds a B.A. and an M.A. in communications media.

     James A. Hatcher, 48, has served as Senior Vice President, Legal and Regulatory Affairs since July 1999. Prior to that, he served as Vice President, Legal and Regulatory Affairs since January 1995. Mr. Hatcher was named Vice President and General Counsel of Cox in 1992. He joined Cox in 1979 and held various positions, including Secretary and General Counsel for Cox and Cox Enterprises prior to 1992. Mr. Hatcher holds a B.A. from Furman University and a J.D. from the South Carolina School of Law.

     Jimmy W. Hayes, 47, has served as Executive Vice President, Finance & Administration and Chief Financial Officer of Cox since July 1999. Mr. Hayes was named Senior Vice President, Finance and Administration and Chief Financial Officer in January 1999. Prior to that time, he served as Senior Vice President, Finance and Chief Financial Officer of Cox since January 1992. Mr. Hayes joined Cox Enterprises in 1980 as Accounting Manager, was promoted to Assistant Controller in May 1981, and Controller in January 1982. Mr. Hayes was named Vice President, Finance of Cox in September 1989. Prior to joining Cox Enterprises, Mr. Hayes was an Audit Manager with Price Waterhouse & Company. Mr. Hayes holds a B.A. and an M.A.C.C. from the University of Georgia and has completed the Program for Management Development (PMD) at the Harvard Business School.

     Jayson R. Juraska, 51, has served as Senior Vice President, Operations since January 2000. Prior to that, he was Vice President, Operations since January 1997. He joined Cox in 1983 as Corporate Business Manager, Development Division and subsequently served as Director of Finance and Administration for Cox's Eastern Division and Vice President and General Manager for Cox's Greater Hartford system before becoming Vice President and General Manager for New England operations in 1995. Mr. Juraska holds a B.A. from the University of Pennsylvania and an M.B.A. from the Wharton School of Business.

     Claus F. Kroeger, 48, has served as Senior Vice President, Operations since July 1999. Prior to that, he served as Vice President, Operations since October 1994. Mr. Kroeger joined Cox in 1976 as a manager trainee. He has held various positions in the field and served as Director of Operations and Director of Business Development of Cox. From 1990 to 1994, he served as Vice President and General Manager of Cox Cable Middle Georgia. Mr. Kroeger holds a B.A. from the University of Alabama and an M.S. in telecommunications from the University of Colorado.

     Howard B. Tigerman, 48, has served as Controller since May 1999. Prior to that, he served as Director of Accounting since 1998. Previously, he was Vice President of Business Operations for Cox's system in Phoenix, Arizona. He joined the cable industry in 1983 as Manager of Financial Planning for Times Mirror Cable Television in Irvine, California, and held several positions with the company before transferring in 1990 to its Phoenix operation, which Cox acquired in 1995. Prior to joining Times Mirror, he was Director of Operations for Far West Services in Irvine. Mr. Tigerman earned a B.A. in English Literature from Colorado College and completed classes toward a Master of Business Administration degree at the University of Connecticut.


     David M. Woodrow, 54, has served as Executive Vice President, New Business Development since July 1999. Prior to that time, he served as Senior Vice President, New Business Development since August 1998. Mr. Woodrow joined Cox in 1982 as Director, Business Development, and was promoted to Western Regional Manager in July 1984, to Vice President and General Manager of Cox Cable Santa Barbara, Inc. in September 1985, Senior Vice President, Operations in August 1989, and Senior Vice President, Broadband Services in April 1994. Prior to joining Cox, Mr. Woodrow was employed by the Technology Components Group of Exxon Enterprises and Pitney Bowes, Inc. Mr. Woodrow serves on the Board of Directors of Excite@Home Corporation. Mr. Woodrow holds a B.S. and an M.S. from Purdue University and an M.B.A. from the University of Connecticut.


EXECUTIVE COMPENSATION

     The following table sets forth certain information for the years ended December 31, 1997, 1998, and 1999, concerning the cash and non-cash compensation earned by or awarded to the Chief Executive Officer and the other four most highly compensated executive officers of Cox whose combined salary and bonus exceeded $100,000 in such periods and who were executive officers as of December 31, 1999 (the "Named Executive Officers"). The number of shares of Class A Common Stock reported in the tables below has been adjusted to reflect Cox's May 1999 2-for-1 stock split, where applicable.

                           SUMMARY COMPENSATION TABLE

                                                              LONG-TERM COMPENSATION
                                                             -------------------------
                                                                      AWARDS
                                                             -------------------------
                                     ANNUAL COMPENSATION     RESTRICTED     SECURITIES
                                     -------------------       STOCK        UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY     BONUS       AWARDS(A)       OPTIONS     COMPENSATION(B)
---------------------------   ----   --------   --------     ----------     ----------   ---------------
James O. Robbins............  1999   $800,000   $712,000      $     --       100,000         $6,000
  President and Chief         1998    725,000         --(c)    500,000(c)    157,506          6,000
  Executive Officer           1997    642,000         --(d)    353,100(d)    206,000          6,000
Margaret A. Bellville.......  1999   $415,000   $291,920      $     --        29,400         $6,000
  Executive Vice President,   1998    310,000    107,000            --        30,000          6,000
  Operations                  1997    265,000     90,000            --        40,000          6,000
Jimmy W. Hayes..............  1999   $400,000   $281,833            --        29,000         $6,000
  Executive Vice President,   1998    320,000    152,000      $ 67,313(e)     34,000          6,000
  Finance & Administration    1997    290,000    115,000            --        42,000          6,000
  and Chief Financial
  Officer
Claus F. Kroeger............  1999   $330,000   $200,140      $     --        23,000         $6,000
  Senior Vice President,      1998    260,000    101,000            --        27,000          6,000
  Operations                  1997    215,000     80,000            --        26,000          6,000

                                                              LONG-TERM COMPENSATION
                                                             -------------------------
                                                                      AWARDS
                                                             -------------------------
                                     ANNUAL COMPENSATION     RESTRICTED     SECURITIES
                                     -------------------       STOCK        UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY     BONUS       AWARDS(A)       OPTIONS     COMPENSATION(B)
---------------------------   ----   --------   --------     ----------     ----------   ---------------
David M. Woodrow............  1999   $300,000   $186,900      $     --        20,000         $6,000
  Executive Vice President,   1998    280,000     48,000(f)    222,131(f)     30,000          6,000
  New Business                1997    260,000     47,500(g)    172,538(g)     38,000          6,000
  Development

---------------

(a) The following table shows the aggregate number of restricted shares held by each Named Executive Officer and the aggregate value of such restricted shares, based on the closing price of Class A Common Stock as of December 31, 1999 ($51.50 per share):

                                                              NUMBER OF    VALUE AT
NAME                                                           SHARES      12/31/99
----                                                          ---------   ----------
James O. Robbins............................................   75,906     $3,909,159
Margaret A. Bellville.......................................        0              0
Jimmy W. Hayes..............................................    2,000        103,000
Claus F. Kroeger............................................        0              0
David M. Woodrow............................................   15,200        782,800

     Named Executive Officers are entitled to dividends and distributions, if any, paid with respect to shares of restricted stock.

(b) Reflects amounts contributed pursuant to the Cox Communications, Inc. Savings and Investment Plan (the "401(k) Plan") and amounts credited under the Cox Communications, Inc. Executive Savings Plus Restoration Plan (the "Restoration Plan").
(c) Mr. Robbins was awarded a bonus for 1998 of $500,000 under the Annual Incentive Plan, which was paid in the form of 12,758 restricted shares of Class A Common Stock. These shares of restricted stock vest on January 1, 2004, provided Mr. Robbins remains employed by Cox as of such date.
(d) Mr. Robbins was awarded a bonus for 1997 of $353,100 under the Annual Incentive Plan, which was paid in the form of 15,980 restricted shares of Class A Common Stock. These shares of restricted stock vest on January 1, 2003, provided Mr. Robbins remains employed by Cox as of such date.
(e) Represents 2,000 shares of restricted stock awarded to Mr. Hayes. The aggregate value of the award is based on the closing price of the Class A Common Stock on the trading date following the date of grant, or $33.6563 per share. These shares of restricted stock vest on January 1, 2004, provided Mr. Hayes remains employed by Cox through such date.

(f) Mr. Woodrow received a cash bonus for 1998 of $48,000 and was awarded 1,600 shares of restricted stock as part of his annual bonus for 1998. He was also awarded an additional 5,000 shares of restricted stock as a special bonus for 1998 to reward his efforts in connection with Cox's investment in Teleport Communications Group, Inc. The aggregate value of these awards is based on the closing price of the Class A Common Stock on the trading date following the date of the grant, or $33.6563 per share. These shares of restricted stock vest on January 1, 2004, provided Mr. Woodrow remains employed by Cox through such date.


(g) Mr. Woodrow received a cash bonus for 1997 of $47,500 and was awarded 2,600 shares of restricted stock on January 1, 1998 as part of his annual bonus for 1997. He was also awarded an additional 6,000 shares of restricted stock as a special bonus for 1997 to reward his effort in connection with Cox's investment in At Home Corporation. The aggregate value of these awards shown above is based on the closing price of Class A Common Stock on the trading date following the date of grant, or $20.0625 per share. These shares of restricted stock vest on January 1, 2003, provided he remains employed by Cox as of such date.

  Long-Term Incentives

     In general, Cox provides long-term incentives to Named Executive Officers through awards under the Cox Communications, Inc. Long-Term Incentive Plan (the "LTIP"). The LTIP provides for various forms of equity-based incentive compensation with respect to Cox's Class A Common Stock, including stock options, stock appreciation rights, stock bonuses, restricted stock awards, performance units and phantom stock and awards consisting of combinations of such incentives. The Compensation Committee administers the LTIP and has the discretion to determine the type of awards to grant, when, if and to whom awards are granted, the number of shares covered by each award and the terms and conditions of each award. The Compensation Committee has delegated to a management committee the administration of grants to eligible individuals who are not "insiders" for purposes of reporting obligations under Section 16 of the Exchange Act. See "Security Ownership of Management."

     The following table discloses for the five Named Executive Officers information regarding options granted under the LTIP during the fiscal year ended December 31, 1999:

                             OPTION GRANTS IN 1999

                                        PERCENT OF                              POTENTIAL REALIZABLE VALUE
                           NUMBER OF      TOTAL                                 AT ASSUMED ANNUAL RATES OF
                           SECURITIES    OPTIONS                               STOCK PRICE APPRECIATION FOR
                           UNDERLYING   GRANTED TO    EXERCISE                        OPTION TERM(B)
                            OPTIONS     EMPLOYEES     PRICE PER   EXPIRATION   ----------------------------
NAME                       GRANTED(A)    IN 1999        SHARE        DATE           5%             10%
----                       ----------   ----------    ---------   ----------   ------------    ------------
James O. Robbins.........   100,000        9.61%      $33.5938    01/01/2009    $2,112,696      $5,353,987
Margaret A. Bellville....    22,000        2.82        33.5938    01/01/2009       464,793       1,177,877
                              7,400                    39.6563    03/12/2009       184,553         467,694
Jimmy W. Hayes...........    23,000        2.79        33.5938    01/01/2009       485,920       1,231,417
                              6,000                    39.6563    03/12/2009       149,638         379,212
Claus F. Kroeger.........    19,000        2.21        33.5938    01/01/2009       401,412       1,017,257
                              4,000                    40.0625    07/15/2009       100,780         255,397
David M. Woodrow.........    20,000        1.92        33.5938    01/01/2009       422,539       1,070,797

---------------


(a) Stock options become exercisable over a five-year period, with 60% becoming exercisable three years from the date of grant and an additional 20% becoming exercisable in each of the next two years thereafter. In addition, all options become immediately and fully exercisable if, no sooner than six months after the date of grant of the options, the stock price achieves, and maintains for a period of 10 consecutive trading days, a level equal to or greater than 140% of the option exercise price. Cox's stock price achieved the 140% target in 1999 for all options granted on January 1, 1999 and, therefore, all such options are now fully vested.

(b) The dollar amount under the columns are the 5% and 10% annualized rates of appreciation prescribed by the Securities and Exchange Commission. The 5% and 10% rates would result in per share prices at the end of the respective option terms as follows:

                                                               APPRECIATED SHARE
                                                                    PRICE AT
                                                              --------------------
EXERCISE PRICE PER SHARE                                         5%         10%
------------------------                                      --------   ---------
$33.5938....................................................  $54.7208   $ 87.1337
 39.6563....................................................   64.5959    102.8582
 40.0625....................................................   65.2576    103.9118

     Cox expresses no opinion regarding whether this level of appreciation will be realized and expressly disclaims any representation to that effect.

     The following table sets forth information related to the number and value of options held at December 31, 1999 by the Named Executive Officers:

              1999 OPTION EXERCISES(A) AND YEAR-END OPTION VALUES

                                                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                         UNDERLYING                   IN-THE-MONEY
                                                     UNEXERCISED OPTIONS             OPTIONS/SARS AT
                                                    AT DECEMBER 31, 1999          DECEMBER 31, 1999(A)
                                                 ---------------------------   ---------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                             -----------   -------------   -----------   -------------
James O. Robbins...............................   1,203,506            0       $46,247,814      $     0
Margaret A. Bellville..........................     138,000        7,400         4,849,594       87,643
Jimmy W. Hayes.................................     218,194        6,000         8,239,503       71,062
Claus F. Kroeger...............................     119,416        4,000         4,238,069       45,750
David M. Woodrow...............................     235,280            0         9,107,503            0

---------------

(a)  No options were exercised by the Named Executive Officers during 1999.
(b) The exercisable value represents the value of the exercisable shares times the difference between the closing price on December 31, 1999 ($51.50 per share) and the exercise price for the 1995 options ($8.4875 per share, with the exception of Ms. Bellville's exercise price of $10.2185 per share, which were granted on her hire date of August 21, 1995), the 1996 options ($10.4688 per share), the 1997 options ($11.3125 per share), the 1998 options ($19.6094 per share), the January 1, 1999 options ($33.5938 per share), the March 12, 1999 options ($39.6563 per share) and the July 15, 1999 options ($40.0625 per share).

 Retirement Plans

     Cox Communications, Inc. Pension Plan. The Cox Communications, Inc. Pension Plan is a tax qualified, defined benefit pension plan. The Pension Plan covers all eligible employees of Cox and any of its affiliates who have adopted the Pension Plan (including the Named Executive Officers). The Pension Plan is funded through a tax exempt trust, into which contributions are made as necessary based on an actuarial funding analysis.

     The Pension Plan provides for the payment of benefits upon retirement, early retirement, death, disability and termination of employment. Participants become vested in their benefits under the Pension Plan after completing five years of vesting service. Generally, the Pension Plan benefit is determined under a formula based on a participant's compensation and years of benefit accrual service. Participants may elect from several optional forms of benefit distribution, although special rules restrict the choices of married participants without spousal consent.

     Cox Executive Supplemental Plan. The Cox Executive Supplemental Plan is a non-qualified, defined benefit pension plan providing supplemental retirement benefits to certain management employees of Cox Enterprises and certain of its affiliates (including the Named Executive Officers). The Executive Supplemental Plan is administered by the Management Committee of Cox Enterprises whose members are appointed by the Cox Enterprises Board of Directors. The Management Committee of Cox Enterprises designates management employees to participate in the Executive Supplemental Plan.

     The Executive Supplemental Plan monthly benefit formula, payable at normal retirement, is 2.5% of a participant's average compensation, as calculated in the Executive Supplemental Plan, multiplied by the participant's years of benefit accrual service credited under the Executive Supplemental Plan. The normal retirement benefit will not exceed 50% of a participant's average compensation at retirement. Benefits payable with respect to early retirement are reduced to reflect an earlier commencement date. Special disability, termination of employment and death benefits also are provided. All benefits payable under the Executive Supplemental Plan are reduced by benefits payable to the participant under the Pension Plan. Participants may elect among several forms of benefit distributions. The Executive Supplemental Plan is not funded currently by Cox Enterprises. All payments of benefits are made from the general funds of Cox Enterprises.

     The following table provides estimates of annual retirement income payable to certain executives under the Pension Plan and the Executive Supplemental
Plan:

               PENSION PLAN AND EXECUTIVE SUPPLEMENTAL PLAN TABLE

                                                              YEARS OF SERVICE
                                                 ------------------------------------------
FINAL AVERAGE COMPENSATION (5 YEARS)                5         10         15      20 OR MORE
------------------------------------             -------   --------   --------   ----------
$150,000.......................................  $18,750   $ 37,500   $ 56,250    $ 75,000
 250,000.......................................   31,235     62,500     93,750     125,000
 350,000.......................................   43,750     87,500    131,250     175,000
 450,000.......................................   56,250    112,500    168,750     225,000
 550,000.......................................   68,750    137,500    206,250     275,000
 650,000.......................................   81,250    162,500    243,750     352,000
 750,000.......................................   93,750    187,500    281,250     375,000


     The Named Executive Officers have been credited with the following years of service: Mr. Robbins, 16 years; Mr. Kroeger, 24 years; Mr. Hayes, 19 years; Mr. Woodrow, 17 years; and Ms. Bellville, 4 years. The Pension Plan and the Executive Supplemental Plan define "compensation" generally to include all remuneration to an employee for services rendered, including base pay, bonuses, special forms of pay and certain employee deferrals. Certain forms of additional compensation, including severance, moving expenses, extraordinary bonuses, long-term incentive compensation and contributions to employee benefit plans, are excluded from the definition of compensation. The Pension Plan credits compensation only up to the limit of covered compensation under Section 401(a)(17) of the Internal Revenue Code; the Executive Supplemental Plan does not impose this limit on covered compensation. The definition of "covered compensation" under the Pension Plan and the Executive Supplemental Plan, in the aggregate, is not substantially different from the amount reflected in the Annual Compensation column of the Summary Compensation Table set forth above. The estimates of annual retirement benefits reflected in such table are based on payment in the form of a straight-life annuity and are determined after offsetting benefits payable from Social Security as provided under the terms of the Pension Plan and the Executive Supplemental Plan.

PERFORMANCE GRAPH

     The following graph compares, for the period beginning on February 1, 1995, the date Cox's Class A Common Stock first became publicly traded on the New York Stock Exchange, and ending on December 31, 1999, the cumulative total return of the Class A Common Stock to the cumulative total returns on Standard & Poor's 500 Stock Index and Standard & Poor's Broadcast Media Index. The comparison assumes $100 was invested on February 1, 1995 in the Class A Common Stock and in each of the foregoing indices and that all dividends were reinvested.

                                                           COX                       S&P 500                  S&P BROADCAST
                                                           ---                       -------                  -------------
2/1/95                                                   100.00                      100.00                      100.00
Jun-95                                                   102.65                      117.17                      119.87
Dec-95                                                   103.31                      134.10                      133.22
Jun-96                                                   114.57                      147.84                      121.87
Dec-96                                                   121.85                      164.89                      109.20
Jun-97                                                   126.46                      198.87                      123.74
Dec-97                                                   211.10                      219.90                      179.59
Jun-98                                                   255.23                      258.85                      235.57
Dec-98                                                   364.24                      282.75                      278.78
Jun-99                                                   387.96                      317.75                      388.79
Dec-99                                                   542.75                      342.25                      486.69

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Robert F. Erburu (Chair), Janet Morrison Clarke and Andrew J. Young, all of whom are independent directors.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES

     The Compensation Committee administers compensation for executive officers. The Committee believes it serves the stockholders well by administering executive pay programs that are competitive with industry standards, variable with annual performance, and focused on stockholder value.

     In developing compensation plans and reviewing compensation levels, the Committee reviews competitive compensation data provided in the Towers Perrin Media Industry Survey. This survey allows Cox to examine compensation levels at companies with which Cox competes for talent in the marketplace. Where necessary, survey information is supplemented by proxy statement analysis.

  Executive Officers' Compensation

     The total compensation of executive officers consists of three components:

     - base salary;

     - annual incentive compensation; and

     - long-term incentive awards.

     The philosophy of the Committee is that a substantial portion of total compensation should be at-risk based on Cox's financial and operational performance. The at-risk components of total compensation are progressively greater for higher level positions.

  Base Salary

     Base salary is designed to provide meaningful levels of compensation to executives, while helping Cox manage its fixed costs. Salaries for top executives are determined annually, and are based on:

     - job scope and responsibilities;

     - length of service;

     - corporate, unit, and individual performance;

     - competitive rates for similar positions as indicated by the Towers Perrin Media Industry Survey; and

     - subjective factors.

     In general, executive base salaries are targeted to the 75th percentile of the competitive data. The 1999 base salaries for the Named Executive Officers were approximately at the targeted 75th percentile of the competitive data.

  Annual Incentive Compensation


     Short-term incentives for 1999 were provided for executive officers under the "Annual Incentive Program." Participation in the Annual Incentive Program is limited to a group of senior managers, including the Named Executive Officers other than Mr. Robbins, who have a material impact on Cox's performance. Awards earned under this Program are contingent upon employment with Cox through the end of the year, except for payments made in the event of death, retirement, disability, or in the event of a change in control. Short-term incentives were provided to Mr. Robbins under the Cox Communications, Inc. Annual Incentive Plan. See -- Chief Executive Officer Compensation.


     Payouts under the Annual Incentive Program for 1999 were calculated under a formula based on:

     - annual base salary;

     - a specific percentage of base salary, which increases for higher level positions commensurate with the greater percentage of compensation at risk for those with greater responsibilities; and

     - actual performance in the area of operating cash flow and revenues.

     In addition, the Committee's judgment as to the participant's contribution to results during the year is considered, and a discretionary award in the form of restricted stock may be made.

     Awards under the Annual Incentive Program are based on the achievement of goals relating to performance in the fiscal year. Objective performance goals are set to represent a range of performance, with the level of the associated incentive award varying with different levels of performance achievement. The "minimum" goal is set to reflect the minimum acceptable levels of performance which will warrant payment of incentive awards. The "maximum" goal reflects an ambitious level of performance which would only be attainable in an outstanding year.

  Long-Term Incentive Compensation


     Long-term incentives generally are provided through the issuance of non-qualified stock options for Class A Common Stock under the LTIP. A stock option permits the holder to buy Company stock at a specific price during a specific period of time. If the price of Class A Common Stock rises, the option increases in value. The intent of such awards is to provide the recipient with an incentive to perform at levels that will result in better company performance and enhanced stock value. In general, stock option awards are issued annually with an exercise price equal to the market price of the Class A Common Stock at the time of award.

     All options issued in 1997, 1998 and 1999 have a ten-year term. To encourage continued employment with Cox, these options were designed to vest over a five-year period, with 60% becoming exercisable three years after the date of grant and an additional 20% becoming exercisable each year thereafter. However, for all options granted through 1999, except for those granted on July 1, 1999 to a limited number of employees, the terms provide that, no sooner than six months after the grant date of the options, if the stock price achieved and for a period of ten consecutive trading days maintained a level equal to or greater than 140% of the price on the grant date, vesting would accelerate and these options would become fully exercisable. Due to the performance of Cox's stock price, all options issued in 1997, 1998 and on January 1, 1999 have fully vested.



     To ensure that executive officers and key management employees retain significant holdings in Cox, the Committee encourages them to own Cox stock with a value equal to one to three times their base salary, depending upon their position. For purposes of these guidelines, an employee's holdings include Cox's Class A Common Stock (excluding restricted stock and shares subject to unexercised options) and Cox Enterprises' common stock received as awards under the Cox Enterprises, Inc. Unit Appreciation Plan.


  Chief Executive Officer Compensation

     The executive compensation policy previously described is applied in establishing Mr. Robbins' compensation each year, except that Mr. Robbins' annual bonus for 1999 was determined in accordance with the terms of the Annual Incentive Plan. Under the Annual Incentive Plan, the amount of Mr. Robbins' annual bonus for fiscal year 1999 was based on the percentage of the Operating Cash Flow Budget and the percentage of the Revenue Budget (each as defined in the Annual Incentive Plan) achieved by Cox for the fiscal year in accordance with pre-established performance goals determined by the Committee. The Annual Incentive Plan is designed so that awards payable thereunder will be deductible by Cox under Section 162(m) of the Internal Revenue Code as "performance-based compensation." Except for the Annual Incentive Plan, Mr. Robbins participated in the same executive compensation plans available to Cox's other executive officers.

     In 1999, Mr. Robbins had a base salary of $800,000. On the basis of Cox's performance versus established goals, the Committee has determined that Mr. Robbins has earned a bonus under the Annual Incentive Plan for fiscal year 1999 of $712,000. Effective January 1, 1999, Mr. Robbins also was granted long-term incentive awards under the LTIP in the form of stock options for 100,000 shares of Class A Common Stock.

  Tax Deductibility Considerations

     Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to the executive officers named in this proxy statement, unless certain requirements are met. It is the present intention of the Compensation Committee to preserve the deductibility of compensation under Section 162(m) to the extent the Committee believes that doing so would be consistent with the best interests of stockholders. As such, long-term incentive compensation awards, particularly stock option awards, generally are designed to meet the requirements for deductibility under Section 162(m) as are bonus payments under the Annual Incentive Plan.

                            Robert F. Erburu (Chair)
                             Janet Morrison Clarke
                                Andrew J. Young

                              CERTAIN TRANSACTIONS

     Cox Enterprises performs day to day cash management services for Cox, with settlements of outstanding balances between Cox and Cox Enterprises occurring periodically at market interest rates. The amounts due to Cox Enterprises are generally due on demand and represent the net of various transactions. Outstanding amounts due from Cox Enterprises bear interest equal to Cox Enterprises' current commercial paper borrowing rate and outstanding amounts due to Cox Enterprises bear interest at 50 basis points above Cox Enterprises' commercial borrowing rate. As of January 31, 2000, amounts due to Cox were approximately $102.8 million. Cox Enterprises provides certain other management services to Cox, including legal, corporate secretarial, tax, cash management, internal audit, risk management, employee benefit (including pension plan) administration and other support services. Cox was allocated expenses for the year ended December 31, 1999 of approximately $3.3 million related to these services. Cox pays rent and certain other occupancy costs to Cox Enterprises for its home office facilities. Related rent and occupancy expense for the year ended December 31, 1999 was approximately $5.6 million. Allocated expenses are based on Cox Enterprises' estimate of expenses relative to the services provided to other subsidiaries of Cox Enterprises. Rent and occupancy expense is allocated based on occupied space. We believe that these allocations were made on a reasonable basis. However, the allocations are not necessarily indicative of the level of expenses that might have been incurred had Cox contracted directly with third parties. We have not made a study or any attempt to obtain quotes from third parties to determine what the cost of obtaining such services from third parties would have been. The fees and expenses to be paid by Cox to Cox Enterprises are subject to change.

     Cox pays fees to certain entities in which it has an ownership interest in exchange for cable television programming. Programming fees paid to such affiliates for the year ended December 31, 1999 were approximately $47.0 million.

     Prior to October 1998, the accounts of Cox have been included in the consolidated federal income tax return and certain state income tax returns of Cox Enterprises. Current federal and state income tax expenses and benefits were allocated on a separate return basis to Cox based on the current year tax effects of the inclusion of its income, expenses and credits in the consolidated income tax returns of Cox Enterprises or based on separate state income tax returns. In connection with Cox's acquisition of the Las Vegas, Nevada cable television system in October 1998, Cox Enterprises' ownership interest was reduced. As such, effective October 1998, Cox is no longer included in the consolidated federal income tax return of Cox Enterprises.

     In May 1999, Cox transferred its remaining interest in Cox Communications PCS, L.P. to Sprint Corporation in exchange for 38.1 million shares (on a post-split basis) of Sprint's PCS Common Stock -- Series 2. Cox PCS is the partnership through which Sprint conducts its operation in Los Angeles, San Diego and Las Vegas. As a result of this transaction, Cox recognized a pre-tax gain of $908.5 million. Concurrently with this transaction, Cox Enterprises transferred its remaining interest in Cox PCS in exchange for 10.5 million shares (on a post-split basis) of Sprint's PCS Common Stock -- Series 2.


     Cox has agreed to enter into a series of local joint ventures with Cox Interactive Media, Inc., an indirect, wholly owned subsidiary of Cox Enterprises, to develop, operate and promote advertising supported local Internet content or "City Sites" in the markets where Cox operates cable television systems featuring high speed Internet access. Cox is a 49% equity holder in the joint ventures, has committed to contribute approximately $14.7 million in the aggregate and has agreed to certain non-compete provisions. Cox Interactive Media is a 51% equity holder in the joint ventures and is responsible for day to day operations of the joint ventures.


     Certain employees of Cox were awarded equity-based interests in CIMCities, LLC, a wholly-owned subsidiary of Cox Interactive Media under the CIMCities, LLC Long-Term Incentive Plan. Awards under this plan are subject to certain restrictions pertaining to exercisability and transferability. In 1999, Cox employees received awards for approximately 2.3% of the aggregate outstanding number of units of CIMCities on a fully diluted basis as of February 29, 2000.

            ADOPTION OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED CLASS A COMMON STOCK, CLASS C COMMON
                           STOCK AND PREFERRED STOCK

                                (PROPOSAL NO. 2)


     Currently our authorized capital consists of 650,000,000 shares of Class A Common Stock, 60,000,000 shares of Class C Common Stock and 10,000,000 shares of preferred stock (of which 4,836,372 shares have been designated Series A Convertible Preferred Stock). The Board of Directors recommends that our Certificate of Incorporation be amended to increase the authorized number of Class A Common Stock by 21,000,000 shares and the authorized number of Class C Common Stock by 2,000,000 shares. No increase in the authorized shares of preferred stock is recommended. If the proposed increases are approved, our authorized capital stock will consist of 671,000,000 shares of Class A Common Stock, 62,000,000 shares of Class C Common Stock and 10,000,000 shares of preferred stock.



     The Board of Directors considers it in the best interest of Cox and its stockholders for each class to adopt the proposed increases. The additional authorized capital stock will be available for stock dividends, grants under our employee stock purchase or other benefit plans, future transactions such as acquisitions of other businesses or properties, selling stock to raise additional capital and for other general corporate purposes. However, we have no specific plan or arrangement for the issuance of stock of any class, other than the issuance of stock of all classes from time to time under our employee stock purchase and other benefit plans. Any issuance of stock by us will be made in accordance with applicable law, including the rules of the New York Stock Exchange and the provisions of our Certificate of Incorporation.



     The affirmative vote of a majority of the voting power of the Class A Common Stock, the Class C Common Stock and the Series A Convertible Preferred Stock, voting together as a single class, present at the meeting in person or by proxy and entitled to vote, is required to approve this proposal. Additionally, an affirmative vote of the holders of a majority of the outstanding shares of the Class A Common Stock and the Class C Common Stock, each voting separately as a class, is required to increase the authorized shares in such class. If either class does not approve the proposed increase in the authorized number of shares for that class and those stockholders voting as a single class do approve this proposal, then the Certificate of Incorporation will only reflect the increase in authorized capital stock for the approving class.


THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                APPROVAL OF THE
                       2000 EMPLOYEE STOCK PURCHASE PLAN

                                (PROPOSAL NO. 3)

     The Compensation Committee of the Board of Directors adopted the Cox Communications, Inc. 2000 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") on December 17, 1999, subject to the approval of the stockholders of Cox at the 2000 Annual Meeting. A total of 2,000,000 shares of Class A Common Stock have been authorized for issuance under the Employee Stock Purchase Plan. The Employee Stock Purchase Plan is intended to qualify under
Section 423 of the Internal Revenue Code. Under the terms of the Employee Stock Purchase Plan, eligible employees must indicate the dollar amount to be withheld per pay period to purchase shares of Class A Common Stock (the "Subscription Amount"). Eligible employees include employees who regularly are scheduled to work at least 20 hours per week, including employees who are on an authorized leave of absence. Approximately 12,600 employees will be eligible to participate in the Employee Stock Purchase Plan. The grant date under the Employee Stock Purchase Plan shall be one of four dates on which shares of Class A Common Stock will be offered to eligible employees for purchase, including January 3, 2000, August 1, 2000, February 1, 2001 and August 1, 2001. The end of the offering period for the plan in all cases will be March 31, 2002.


     The price of the Class A Common Stock offered to employees will be the lower of 85% of the fair market value of the Class A Common Stock on the grant date or 90% of the fair market value of the Class A Common

Stock at the end of the offering period. Shares will be offered to eligible employees for subscription during the period beginning on the grant date and ending 45 days thereafter (the "Subscription Period"). However, with respect to the initial grant date, a longer Subscription Period has been provided. In order to participate, employees must authorize Cox to withhold the Subscription Amount from their pay. The maximum amount per payroll that a participating employee may deduct from his or her payroll is $250. In no case shall an employee subscribe for more than $13,000 in Class A Common Stock during the 52-week period. An employee may elect to withdraw from the Employee Stock Purchase Plan at any time prior to the purchase date and may request that his or her aggregate contributions be refunded either in cash or in whole shares of Class A Common Stock, with any remaining amount refunded to the employee in cash. In the event the aggregate subscriptions exceed the authorized 2,000,000 shares of Class A Common Stock, each participant's subscription will be reduced on a pro rata basis. The Employee Stock Purchase Plan will be administered by the Management Committee, whose members are appointed by the Board of Directors.

     Generally, no tax consequences will arise at the time an employee purchases Class A Common Stock under the Employee Stock Purchase Plan. If an employee disposes of the Class A Common Stock purchased under the Employee Stock Purchase Plan less than one year after the Class A Common Stock is transferred to him or her and within two years of the grant date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in the amount of the difference between the fair market value of the Class A Common Stock at the time of transfer to the employee and the amount paid by the employee for the Class A Common Stock. The amount of such ordinary income recognized by the employee will be added to the employee's basis in the Class A Common Stock for purposes of determining capital gain or loss upon the disposition of the Class A Common Stock by the employee.

     If an employee does not dispose of the Class A Common Stock purchased under the Employee Stock Purchase Plan until at least one year after the Class A Common Stock is transferred to him or her and at least two years after the grant date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in an amount equal to the lesser of (a) the excess of the fair market value of the Class A Common Stock on the date of disposition over the purchase price paid by the employee, or (b) the excess of the fair market value of the Class A Common Stock on the grant date over the purchase price paid by the employee. The amount of such ordinary income recognized by the employee will be added to the employee's basis in the Class A Common Stock for purposes of determining capital gain or loss upon the disposition of the Class A Common Stock by the employee. If an employee dies before disposing of the Class A Common Stock purchased under the Employee Stock Purchase Plan, he or she will be deemed to have received compensation taxable as ordinary income in the taxable year closing with the employee's death in an amount equal to the lesser of clauses (a) or (b) as set forth in the first sentence of this paragraph. The employee will not realize any capital gain or loss at death. Cox generally will not be entitled to a deduction with respect to the Class A Common Stock purchased by an employee under the Employee Stock Purchase Plan, unless the employee disposes of the Class A Common Stock less than one year after the Class A Common Stock is transferred to the employee or less than two years after the grant date.

     The Employee Stock Purchase Plan may be amended, modified, or terminated by the Board of Directors in whole or in part at any time; provided that no such amendment, modification, or termination of the Employee Stock Purchase Plan may adversely affect the rights of or obligations to the participants without such participants' consent, and any such amendment, modification, or termination will be subject to the approval of the stockholders to the extent required by any federal or state law or regulation of any stock exchange.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

             ADOPTION OF AMENDMENT TO THE COX COMMUNICATIONS, INC.
            LONG-TERM INCENTIVE PLAN TO INCREASE AUTHORIZED CLASS A
                                  COMMON STOCK

                                (PROPOSAL NO. 4)

     Currently, the total number of shares of Class A Common Stock reserved and available for awards under the LTIP is 12,000,000, and awards for 10,087,815 of such shares (inclusive of unexercised options) have been granted under the LTIP. The Board of Directors recommends that the LTIP be amended to increase the number of Class A Common Stock issuable under the Plan by 12,000,000 shares, so that the maximum number of Class A Common Stock issuable under the LTIP shall be 24,000,000 shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                APPROVAL OF THE
                   AMENDED AND RESTATED ANNUAL INCENTIVE PLAN

                                (PROPOSAL NO. 5)

     The Compensation Committee of the Board or Directors has, subject to the approval by the stockholders at the 2000 Annual Meeting, amended and restated the Cox Communications, Inc. Annual Incentive Plan, effective as of January 1, 2000 (the "AIP"). The AIP amends and restates Cox's Annual Incentive Plan, as initially in effect as of January 1, 1997.

     The purpose of the AIP is to provide incentive benefits to designated senior management employees of Cox. The AIP is designed and is to be administered so that awards payable thereunder will be deductible by Cox under
Section 162(m) of the Code as "performance-based compensation" within the meaning of that Code section. If any provision of the AIP does not comply with the requirements of Section 162(m) of the Code, then such provision will be construed or deemed amended to the extent necessary to conform to such requirements.

     If approved by the stockholders, the AIP will be administered by the Compensation Committee which will have the discretionary authority to interpret the provisions of the AIP, including all decisions on eligibility to participate, establishment of the target bonus, payment targets and the amount of awards payable under the AIP. The Compensation Committee will have the sole discretionary authority to reduce or eliminate the amount of an award otherwise payable to a participant under the terms of the AIP. The decisions of the Compensation Committee will be final and binding on all parties.

     The employees eligible to participate in the AIP for any plan year will be any senior management employee of Cox designated by the Compensation Committee as a participant for that plan year. As of the date of this Proxy Statement, approximately 12 persons are in the class of employees eligible for selection to participate in the AIP. The plan year under the AIP is the calendar year.

     If the AIP is approved by the stockholders for the 2000 plan year, then the amount of the award payable to a participant under the AIP will be based on the achievement of one or more performance factors, including revenue, operating cash flow, earnings, economic profit, return on investment, number of subscribers, revenue generating units, commercial units, customer service, net income, earnings per share and stock price. Each plan year, the Compensation Committee will determine the factors that will be used in determining the amount of the awards payable under the AIP.

     For each plan year beginning on or after January 1, 2000, the Compensation Committee will establish a schedule of performance goals, and will establish an objective methodology to derive the target performance percentage. The objective methodology will determine the percentage of the target bonus that is earned and payable to a participant (the "Earned Target Percentage") based directly and exclusively on the level of the designated performance goals achieved for that plan year. The "target bonus" for a plan year beginning on or after January 1, 2000, will be an amount of cash bonus equal to a percentage of a participant's base compensation for the plan year, which percentage will be established by the Compensation Committee. The amount of an award payable under the AIP will be calculated by multiplying the participant's target bonus by the participant's Earned Target Percentage for that plan year. The maximum amount of an award payable under the AIP for any plan year will be $2.0 million.

     If a participant terminates employment or dies during a plan year, then the participant or the participant's beneficiary will be entitled to a pro rata share of the award otherwise payable under the AIP based on the number of days the participant was employed during the plan year.

     At the sole discretion of the Compensation Committee, awards payable under the AIP will be distributed either: (1) in a lump sum cash payment; (2) in the form of shares of Class A Common Stock which shares may be subject to certain restrictions determined by the Compensation Committee that impose a risk of forfeiture; or (3) some combination of cash and common stock. In the event any distribution is made in the form of Class A Common Stock, the value of the Class A Common Stock so issued may not exceed the total amount of the distribution to be made under the AIP, and the value of any fractional shares will be paid in cash. Distributions for any plan year under the AIP will be made within a reasonably practicable period of time after the end of the plan year; provided, that no award will become payable to a participant for any plan year until the Compensation Committee has certified in writing that the terms and conditions underlying the payment of the award have been satisfied.


     The Compensation Committee has the right to amend and or terminate the AIP at any time without the consent of the stockholders, except as required by any federal or state law or by the rules of any stock exchange on which shares of the common stock are listed. No such amendment or termination may retroactively reduce the amount of an award already accrued to the benefit of any participant prior to the effective date of the amendment or termination of the AIP.



     The Compensation Committee designated one participant for 1999 AIP awards, and the following chart shows approximated amounts that would have been allocated to such participant if the AIP had been in effect for the 1999 fiscal year. No awards shall be payable under the AIP unless and until the AIP is approved by the stockholders at the 2000 Annual Meeting.


                               NEW PLAN BENEFITS

                                                              ANNUAL INCENTIVE PLAN
NAME AND POSITION                                                DOLLAR VALUE($)
-----------------                                             ---------------------
James O. Robbins............................................        $600,000
  President and Chief Executive Officer

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                       SELECTION OF INDEPENDENT AUDITORS

                                (PROPOSAL NO. 6)

     The Board of Directors has selected the firm of Deloitte & Touche LLP, independent certified public accountants, as our independent auditors for the year ending December 31, 2000. Deloitte & Touche LLP has audited the financial statements of Cox since the fiscal year ending December 31, 1995. Deloitte & Touche LLP (or one of its predecessors) has audited the financial statements of Cox Enterprises for many years.

     Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the voting power of the Class A Common Stock, Class C Common Stock and Series A Convertible Preferred Stock present or represented by proxy and entitled to vote at the Annual Meeting.

     A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be offered the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions. In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

OTHER MATTERS

     Management does not know of any other matters to be considered at the Annual Meeting. If any other matters do properly come before the meeting, persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment, and the discretionary authority to do so is included in the Proxy.

ANNUAL REPORT ON FORM 10-K

     Cox's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, is being delivered to stockholders with this Proxy Statement.

SUBMISSION OF STOCKHOLDER PROPOSALS

     It is anticipated that the 2001 Annual Meeting of Stockholders of Cox will be held in May 2001. Any stockholders who intend to present proposals at the 2001 Annual Meeting, and who wish to have such proposal included in Cox's Proxy Statement for the 2001 Annual Meeting, must ensure that Cox's Corporate Secretary receives such proposals not later than November 27, 2000. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in Cox's 2001 proxy materials. Any stockholder proposals that a stockholder intends to present at the 2001 Annual Meeting, other than through inclusion in the proxy materials, must be received at least 30 (but not more than 60) days prior to the scheduled date of the 2001 Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ ANDREW A. MERDEK

                                          Andrew A. Merdek

                                          Corporate Secretary

Atlanta, Georgia
March 27, 2000

                          (COX(R) COMMUNICATIONS LOGO)

                                                                     APPENDIX I




                                                      (COX COMMUNICATIONS LOGO)

        COX COMMUNICATIONS, INC. (LOGO) PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COX COMMUNICATIONS, INC. FOR ANNUAL MEETING ON MAY 16, 2000

    The undersigned hereby appoints James O. Robbins, Andrew A. Merdek, and Jimmy W. Hayes, or any of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of Cox Communications, Inc. ("Cox") to be held at 9:00 a.m. local time on Tuesday, May 16, 2000, at Corporate Headquarters at 1400 Lake Hearn Drive, NE, Atlanta, Georgia, or at any adjournment thereof, and to vote at such meeting the shares of stock of Cox the undersigned held of record on the books of Cox on March 20, 2000, the record date for the meeting. The undersigned hereby revokes any previous proxies with respect to the matters covered by this proxy.

                                                  (change of address/comments)
    ELECTION OF DIRECTORS, NOMINEES:

    1.   Janet Morrison Clarke,                    ---------------------------
    2.   David E. Easterly,                        ---------------------------
    3.   James C. Kennedy,                         ---------------------------
    4.   Robert C. O'Leary,                        ---------------------------
    5.   James O. Robbins, 6. Andrew J. Young      ---------------------------

INDEPENDENT AUDITORS:      (If you have written in the above space, please mark
 Deloitte & Touche LLP      the corresponding box on the reverse side of this
                            card)

         You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card or vote by telephone or Internet.

SEE REVERSE SIDE

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

         [X]      Please mark your votes as in this example.

                  This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3, 4, 5, and 6.

-------------------------------------------------------------------------------
         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4, 5, AND 6.
-------------------------------------------------------------------------------

                  FOR     WITHHELD
1. Election of     [ ]        [ ]

Directors
(see reverse)

For, except vote withheld
From the following nominee(s):

                  FOR   AGAINST  ABSTAIN
2.  Amendment to   [ ]     [ ]      [ ]
    the
    Certificate of
    Incorporation
    to increase the
    number of
    shares
    authorized

                    FOR  AGAINST  ABSTAIN
3.  Adoption of     [ ]    [ ]      [ ]
    the 2000
    Employee Stock
    Purchase Plan

4. Amendment to     [ ]    [ ]      [ ]
   the Long-Term
   Incentive Plan
   to increase
   allocated
   shares

5. Amendment to     [ ]    [ ]      [ ]           Change of Address       [ ]
   the Annual                                     Comments on
   Incentive                                      Reverse Side
   Plan

6. Ratification of  [ ]    [ ]      [ ]
   appointment of
   independent
   auditors

7. In the discretion[ ]    [ ]      [ ]           I plan to attend the    [ ]
   of the proxies                                 meeting
   named herein,
   the proxies are
   authorized to
   vote upon
   other matters
   as are properly
   brought before
   the meeting
--------------
All as more particularly described in the Proxy Statement relating to such meeting, receipt of which is hereby acknowledged.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
SIGNATURE(S) DATE


-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                           (COX COMMUNICATIONS LOGO)
                         VOTE BY TELEPHONE OR INTERNET
                            QUICK * EASY * IMMEDIATE

Cox Communications, Inc. encourages you to take advantage of two cost-effective and convenient ways to vote your shares.

You may vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. Your telephone or Internet vote must be received by 8:00 a.m. Eastern Time on May 16, 2000.

Your telephone or Internet vote authorizes the proxies named on the above proxy card to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

VOTE BY PHONE:               ON A TOUCH-TONE TELEPHONE DIAL 1-877-PRX-VOTE
                             (1-877-779-8683) FROM THE U.S. AND CANADA OR DIAL
                             1-201-536-8073 FROM OTHER COUNTRIES. You will be asked to enter the Voter Control Number located in the box just below the perforation on the proxy card. Then follow the instructions.

                                      OR

VOTE BY INTERNET:            POINT YOUR BROWSER TO THE WEB ADDRESS:
                             http://www.eproxyvote.com/cox. Click on the "Vote
                             Your Proxy" Icon. You will be asked to enter the Voter Control Number located in the box just below the perforation on the proxy card. Then follow the instructions.

                                      OR
VOTE BY MAIL:                Mark, sign and date your proxy card and return it
                             in the postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

                                                                     APPENDIX II






                            COX COMMUNICATIONS, INC.
                        2000 EMPLOYEE STOCK PURCHASE PLAN


1.       Purpose of the Plan

         The purpose of the Cox Communications, Inc. 2000 Employee Stock Purchase Plan is to provide a method by which eligible employees of Cox Communications, Inc. and its subsidiary corporations may purchase shares of Class A Common Stock of the Company by payroll deductions and at favorable prices. This means eligible employees will be given an opportunity to acquire an ownership interest in the Company and a further incentive to promote the best interest of the Company. The Plan is intended to meet the requirements for an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended, and is to be interpreted and applied consistent with those requirements. The Plan shall be effective as of the date it is approved by the Management Committee of the Board of Directors of Cox Communications, Inc., provided the shareholders of Cox Communications, Inc. approve the Plan within the time period prescribed under applicable law. In the event that shareholder approval is not obtained within such applicable law, the Plan shall be rescinded and all payroll deductions made hereunder shall be fully refunded to the affected employees without interest.

2.       Definitions

         "Code" means the Internal Revenue Code of 1986 as amended.

         "Committee" means the Management Committee of the Board of Directors of Cox Communications, Inc.

         "Company" means Cox Communications, Inc., including any successor thereto, and its subsidiary corporations.

         "Eligible Employee" means any employee of the Company regularly scheduled to work at least 20 hours per week, including any such person who is on an authorized leave of absence. Notwithstanding the foregoing, any employee of the Company who, after purchasing Shares under the Plan, would own 5 percent or more of the total combined voting power or value of all classes of stock of the Company, or any parent corporation or subsidiary corporation thereof, is not eligible to participate in the Plan. Ownership of stock is determined in accordance with the provisions of Section 424(d) of the Code. For all Plan purposes, the terms "parent corporation" and "subsidiary corporation" have the meanings set forth in Sections 424(e) and (f) of the Code, respectively.

         "Entry Date" means one of the four dates on which Eligible Employees may commence participation under the Plan, including April 1, 2000, October 1, 2000, April 1, 2001 and October 1, 2001.

         "Fair Market Value" means the average of the closing prices per Share as reflected by composite transactions on the New York Stock Exchange throughout a period of the ten (10) trading days ending (a) on and including any Grant Date or (b) on and including the last day of the Offering Period, as appropriate.

         "Grant Date" means one of the four dates on which shares will be offered to Eligible Employees for purchase under the Plan, including January 3, 2000, August 1, 2000, February 1, 2001 and August 1, 2001.

         "Offering Period " means, with respect to each Eligible Employee, the period that begins on the Entry Date applicable to the Eligible Employee and that ends on March 31, 2002.

         "Participating Employee" means an employee who has satisfied the eligibility conditions of Section 3 of this Plan, has signed a Subscription Agreement and has begun payroll deductions.

         "Plan" means the Cox Communications, Inc. 2000 Employee Stock Purchase Plan, as amended.

         "Purchase Date" means April 1, 2002.

         "Shares" means Class A Common Stock of the Company.

3.       Eligibility to Participate

         Any Eligible Employee of the Company who is employed on a Grant Date is eligible to participate in the Plan as of the Entry Date that immediately follows such Grant Date. If such Eligible Employee elects not to participate on such Entry Date, he or she will not be permitted to commence participation in the Plan at any later date. If such an Eligible Employee elects not to participate, then terminates employment and is subsequently rehired prior to the Purchase Date, then such Eligible Employee also will not be able to participate in the Plan.

4.       Number of Shares To Be Offered

         An aggregate 2,000,000 Shares will be offered for subscription under the Plan.

5.       Purchase Price

         The purchase price per Share offered for purchase under the Plan with respect to any Grant Date will be the lower of 85 percent of the Fair Market Value of the Share as of such Grant Date or 90 percent of the Fair Market Value of the Share at the end of the Offering Period.

6.       Offering of Shares for Subscription

         Shares will be offered to Eligible Employees for subscription during the period beginning with the applicable Grant Date and ending on the date 45 days after that Grant Date (the "Subscription Period"); provided, that the Subscription Period with respect to the initial Grant Date under the Plan shall end 60 days after that Grant Date. To subscribe, an Eligible Employee must complete, sign and deliver a subscription agreement to the Company no later than the last


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

day of the Subscription Period. In the subscription agreement, the Eligible Employee shall indicate the dollar amount per pay period which the Eligible Employee is subscribing to contribute under the Plan (the "Subscription Amount").

7.       Method of Payment

         Payment of a Participating Employee's Subscription Amount will be made through payroll deductions, and an employee's participation in the Plan is contingent on the employee providing the Company with written authorization to withhold payroll deductions. The maximum amount per payroll that a Participating Employee may deduct from his or her payroll is $250. Notwithstanding the foregoing, a Participating Employee may arrange to pay any installment due for any payroll period directly to the Company in the event the Participating Employee is on an authorized unpaid leave of absence during such payroll period.

8.       Limit on Amount of Shares Subscribed

         Notwithstanding a Participating Employee's subscription agreement, the maximum amount that may be withheld from a Participating Employee's pay or otherwise paid to the Company for the purchase of Shares under the Plan shall be $13,000 (i.e., $250 x 52). In the event of an oversubscription of Shares, each Participating Employee's subscription shall be reduced on a pro rata basis so that the total number of Shares subject to subscription does not exceed the maximum number of Shares authorized under Section 4 of the Plan.

9.       Purchase of Shares

         Unless a Participating Employee previously has withdrawn from the Plan as provided in Section 10 or otherwise has had his or her participation terminated as provided in Section 12, a Participating Employee will be deemed to have exercised his or her right to purchase Shares as of the Purchase Date. The number of Shares purchased by the Participating Employee generally shall be equal to the whole number of Shares that may be purchased with the total amount of withheld payments made by the Participating Employee under the Plan that have not been refunded to the Participating Employee. Any amount remaining after the purchase of full Shares will be refunded to the Participating Employee without interest.

10.      Change in Participation and Withdrawal from Plan

         A Participating Employee may reduce his or her Subscription Amount at any time, but on a prospective basis only, by giving written notice to that effect to the Company. Such a reduction shall take effect as soon as is administratively feasible following the date as of which the Company is so notified. A Participating Employee may withdraw from the Plan and cancel his or her subscription at any time prior to the Purchase Date by giving written notice of cancellation to the Company. In such event, the Participating Employee may elect to have the entire amount he or she has paid into the Plan to date applied to the purchase of whole Shares, with any remaining amount refunded in cash to the employee, or to have the entire amount paid into the Plan to date refunded to the employee in cash without interest. Should any installment be due and unpaid for 30 days (as in the case of an unpaid leave of absence) without satisfactory


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

arrangement for the payment being made within such period, the subscription shall be canceled automatically, the amount previously paid into the Plan shall be refunded without interest to the employee in cash and the employee shall have no right to purchase Shares under the Plan.

11.      Rights Not Transferable

         A Participating Employee's rights under the Plan belong to the Participating Employee alone and may not be transferred or assigned to any other person during the Participating Employee's lifetime. After Shares have been issued under the Plan, such Shares may be transferred or assigned the same as any other Shares.

12.      Termination of Rights

         In the case of termination of employment, including retirement or death, the Participating Employee or his or her beneficiary may elect within 30 days after the happening of such event to (i) receive in cash the full amount paid into the Plan by the Participating Employee, or (ii) have the amount paid into the Plan applied to the purchase of full Shares with any remaining funds refunded in cash to the Participating Employee or to his or her beneficiary without interest. A failure to make such election within such 30-day period will be treated as notice of cancellation and the full amount paid into the Plan will be refunded without interest in cash to the Participating Employee. Each Participating Employee shall be permitted to designate his or her beneficiary under this Section 12, which designation shall be made in writing on a form prepared by or satisfactory to the Company and shall be delivered to the Company. In the event a Participating Employee does not so designate a beneficiary, any election rights under this Section 11 otherwise subject to delegation to a beneficiary will be deemed delegated to the Participating Employee's estate.

13.      Issuance of Shares

         As soon as is administratively feasible after the purchase of any Shares under the Plan, the Participating Employee or beneficiary will be issued a stock certificate for the number of Shares purchased. The Shares will be issued only in the name of the Participating Employee, or if directed by the Participating Employee or beneficiary, in the Participating Employee's or beneficiary's name and in the name of one other person as tenants by the entireties or joint tenants with right of survivorship.

14.      Application of Funds

         All funds held or received by the Company under this Plan may be used for any corporate purpose until applied to the purchase of Shares or refunded to Participating Employees and shall not be segregated from the general assets of the Company.


15.      Administration


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
         The Plan shall be administered by the Committee, which shall prescribe such rules as it deems necessary to administer the Plan and shall have the sole and discretionary authority to resolve any questions regarding the interpretation or application of the terms of the Plan.

16.      Amendment or Discontinuance of Plan

         The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice; provided, that no Participating Employee's then-existing rights are adversely affected without his or her consent, and provided further that any amendment of the Plan, except as is provided in this Section 16 of the Plan, shall be subject to shareholder approval to the extent required by any Federal or state law or the rules of any stock exchange on which the Shares may be listed.

17.      Adjustment of Subscriptions

         In the event of reorganization, recapitalization, stock split, stock dividend, merger, consolidation or any other change in the structure of Shares of the Company, the Board of Directors of the Company may make such adjustment as it may deem appropriate in the number, kind and subscription price of Shares available for purchase under the Plan.


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
                                                                    APPENDIX III




                            COX COMMUNICATIONS, INC.
                              ANNUAL INCENTIVE PLAN
                   AMENDED AND RESTATED AS OF JANUARY 1, 2000


         This Cox Communications, Inc. Annual Incentive Plan (the "Plan), which shall be effective as of January 1, 1997, is designed to provide incentive benefits to designated senior management employees of Cox Communications, Inc. ("Cox"). The Plan amends and restates the Cox Annual Incentive Plan, as initially in effect as of January 1, 1997.

1.       DEFINITIONS

         For purposes of the Plan, the following terms shall have the meanings set forth below:

         (a) "Award" means the amount of cash bonus payable under the Plan to a Participant with respect to a Plan Year.

         (b) "Board" means the Board of Directors of Cox.

         (c) "Committee" means the Compensation Committee of the Board.

         (d) "Earned Target Percentage" means the percentage of the Target Bonus that is earned and payable to a Participant under the provisions of the Plan with respect to a Plan Year, which is based on the achievement of one or more Performance Goals.

         (h) "Participant" means any senior management employee of Cox designated as a Participant by the Committee.

         (f) "Performance Goals" means one or more objective measurable performance factors as determined by the Committee each Plan Year based upon one or more factors, including revenue, revenue generating units, commercial units, operating cash flow, earnings, economic profit, return on investment, number of subscribers, customer service, net income, earnings per share and stock price.

         (i) "Plan" means the Cox Communications, Inc. Annual Incentive Plan, as amended from time to time.

         (j) "Plan Year" means the calendar year.

         (k) "Target Bonus" means for a Plan Year beginning on or after January 1, 2000, an amount of cash bonus equal to a percent of a Participant's base compensation for the Plan Year, which percent shall be established by the Committee.


2.       ADMINISTRATION

         The Plan shall be administered by the Committee, which shall have the discretionary authority to interpret the provisions of the Plan, including all decisions on eligibility to participate, establishment of the Target Bonus, payment targets and the amount of Awards payable under the Plan. A writing signed by all members of the Committee shall constitute an act of the Committee without the necessity of a meeting. The intention of Cox and the Committee is to administer the Plan in compliance with
Section 162(m) of the Internal Revenue Code (the "Code") so that Awards paid under the Plan will be treated as performance-based compensation, as that term is defined in Code Section 162(m)(4)(C). If any provision of the Plan does not comply with the requirements of Section 162(m) of the Code, then such provision shall be construed or deemed amended to the extent necessary to conform to such requirements. The decisions of the Committee shall be final and binding on all parties.

3.       ESTABLISHMENT OF EARNED TARGET PERCENTAGE

         With respect to each Plan Year, the Committee will establish a schedule of Performance Goals, and will establish an objective methodology to derive the Target Performance Percentage. The objective methodology shall determine the Earned Target Percentage based directly and exclusively on the level of the designated Performance Goals achieved for a Plan Year. The designated Performance Goals and the objective methodology to be used with respect to a Plan Year shall be established in writing by the Committee within 90 days of the beginning of the Plan Year.

4.       CALCULATION OF AWARD

         (a) With respect to each Plan Year, the amount of an Award payable to any Participant will be calculated by multiplying the Participant's Target Bonus by the Earned Target Percentage for such Plan Year. The maximum amount of an Award that can be paid under the Plan for any Plan Year shall be $2,000,000.

         (b) If a Participant either terminates employment, including on account of retirement or disability, or dies during a Plan Year, then the Participant, or the Participant's beneficiary, shall be entitled to receive a pro rata share of the Award otherwise payable thereto with respect to the Plan Year. The amount of the pro rata Award payable under this Paragraph 4(b) shall be determined by multiplying the Award otherwise payable under the Plan by a fraction, the numerator of which is the number of days during the Plan Year that the Participant was employed preceding the date of termination or death and the denominator of which is 365.

         (c) Notwithstanding any provisions of the Plan to the contrary, the Committee reserves the right, in its sole discretion, to reduce or eliminate the amount of an Award otherwise payable to a Participant with respect to a Plan Year.

5.       DISTRIBUTIONS

         (a) At the sole discretion of the Committee, distribution of each Award shall be made by Cox either (1) in a lump sum cash payment, (2) in the form of shares of common stock of Cox, which shares may be subject to certain restrictions upon issue that impose a risk of forfeiture or (3) some combination of cash and common stock; provided, that the issuance of shares of common stock may be made only to the extent permissible under applicable securities laws. In the event any distribution is made in the form of Cox common stock, the value of the common stock so issued may not exceed the total amount of the Award to be made under this Plan, and the value of any fractional shares of common stock shall be distributed in cash. The

Committee, acting in its sole discretion, may determine the terms and conditions of restrictions, if any, that shall be applied to the common stock issued hereunder. Any distribution made under this Plan shall occur within a reasonably practicable period of time after the end of the Plan Year in which the Participant has earned the Award; provided, that no Award shall become payable to a Participant with respect to any Plan Year until the Committee has certified in writing that the terms and conditions underlying the payment of such Award have been satisfied. If a Participant entitled to the payment of an Award under the Plan dies prior to the distribution of such Award, the distribution shall be made to the Participant's beneficiary, as designated under the Plan, within the same time period in which the Award otherwise would have been paid to the Participant.

         (b) Notwithstanding any provisions of the Plan to the contrary, no Award shall be payable to a Participant with respect to the Plan Year commencing on January 1, 2000 unless and until the Plan is approved by the majority vote of the shareholders of Cox voting with respect to the approval of the Plan in accordance with applicable Federal securities laws. The Committee reserves the right to precondition the payment of an Award with respect to any Plan Year beginning on or after January 1, 2001 on the prior approval of a majority vote of the shareholders of Cox.

6.       DESIGNATION OF BENEFICIARIES

         Each Participant may designate in writing and deliver to Cox the name and address of the person or persons to whom an Award remaining payable under this Plan shall be paid in the event of the Participant's death. If the Participant has failed to make and deliver such a designation to Cox, or if no person so designated survives the Participant, then Cox shall pay such an Award to the Participant's lawful spouse, if then living, or, if not then living, equally to the Participant's then living children, or, if none survive the Participant, to the Participant's estate.

7.       LIMITATION ON CLAIM FOR BENEFITS

         Participants shall look solely to Cox for satisfaction of a claim for an Award under this Plan. In no event shall the Board or any director, officer, employee, or agent of Cox, including members of the Committee, be liable in its, his or her individual capacity to any person whomsoever for the payment of a benefit under this Plan. All payments under this Plan shall be made from Cox's general assets, and no person under any circumstances whatsoever shall have a claim for a benefit or payment under this Plan which is superior in any manner whatsoever to an unsecured claim for a payment by a general creditor of Cox.


8.       WITHHOLDING ON BENEFIT PAYMENTS

         Notwithstanding any other provisions of the Plan, Cox shall be entitled to withhold from each Award paid under this Plan such amounts as are required by applicable state or Federal law or the order of any court.


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

9.       NO ALIENATION, ASSIGNMENT OR OTHER RIGHTS

         Neither the Participant nor the person(s) designated as the Participant's beneficiaries shall have any right whatsoever to alienate, commute, anticipate or assign (either at law or in equity) all or any portion of any Award payable under this Plan.

10.      GOVERNING LAW

         This Plan shall be interpreted under the laws of the State of Georgia, to the extent not preempted by Federal law.

11.      SAVINGS CLAUSE

         If any provision of this Plan is held invalid or unenforceable, it will not affect the other provisions. The Plan will remain in effect as though the invalid or unenforceable provisions were omitted.

12.      AMENDMENT AND TERMINATION

         The Committee reserves the right to amend or terminate this Plan at any time without the consent of the shareholders of Cox; except as required by any federal or state law or by the rules of any stock exchange on which shares of the common stock of Cox are listed. No such amendment or termination shall retroactively reduce the amount of an Award already accrued to the benefit of any Participant prior to the effective date of the amendment or the termination of the Plan.


                                      -4-